                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-93713 and 333-84702) and the Registration Statements on Form S-8 (File Nos. 333-74742, 333-40039, 333-40033, 333-40035,
and 333-91696) of Pegasus Solutions, Inc. of our reports dated February 4, 2003, relating to the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 14, 2003